As filed with the Securities and Exchange Commission on April 25, 2024

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Rubrik, Inc.

(Exact name of registrant as specified in its charter)

Delaware	46-4560494
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3495 Deer Creek Road

Palo Alto, California 94304

(844) 478-2745

(Address of principal executive offices, including zip code)

Rubrik, Inc. Amended and Restated 2014 Stock Option and Grant Plan

(Full titles of the plans)

Bipul Sinha

Chief Executive Officer

Rubrik, Inc.

3495 Deer Creek Road

Palo Alto, California 94304

(844) 478-2745

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Jon C. Avina Calise Y. Cheng Milson C. Yu Cooley LLP 3175 Hanover Street Palo Alto, California 94304 (650) 843-5000	Peter McGoff Anne-Kathrin Lalendran Rubrik, Inc. 3495 Deer Creek Road Palo Alto, California 94304 (844) 478-2745

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☐

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This registration statement contains a “reoffer prospectus” prepared in accordance with Part I of Form S-3 (in accordance with Instruction C of the General Instructions to Form S-8). This reoffer prospectus may be used for reoffers and resales on a continuous or delayed basis of some or all of those shares of Class A common stock (the “Shares”) of Rubrik, Inc., a Delaware corporation (“us”, “we” or the “Registrant”), referred to herein that constitute “restricted securities” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), and Instruction C of the General Instructions to Form S-8, by certain stockholders that are current or former employees (excluding officers and directors) or advisors of the Registrant (the “Selling Stockholders”) for their own accounts. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, initially filed with the Securities and Exchange Commission on April 1, 2024 and as amended from time to time thereafter (File No. 333-278434). Subject to such lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. As specified in General Instruction C of Form S-8, the amount of securities to be reoffered or resold under the reoffer prospectus by each Selling Stockholder and any other person with whom he or she is acting in concert for the purpose of selling the Registrant’s securities, may not exceed, during any three-month period, the amount specified in Rule 144(e) under the Securities Act.

REOFFER PROSPECTUS

Rubrik, Inc.

2,326,888 Shares of Class A Common Stock

This prospectus relates to 2,326,888 shares of Class A common stock, par value $0.000025 per share (the “Shares”), of Rubrik, Inc., a Delaware corporation, which Shares may be offered from time to time by certain stockholders that are our current or former employees (excluding officers and directors) or advisors (the “Selling Stockholders”), for their own accounts. We will not receive any of the proceeds from the sale of Shares by the Selling Stockholders made hereunder. The Shares were or will be acquired by the Selling Stockholders pursuant to the Rubrik, Inc. Amended and Restated 2014 Stock Option and Grant Plan (as amended and/or restated, the “2014 Plan”) or other “employee benefit plans” as such term is defined in Rule 405 under the Securities Act.

The Selling Stockholders may sell the securities described in this prospectus in a number of different ways and at varying prices, including sales in the open market, sales in negotiated transactions and sales by a combination of these methods. Certain of the Selling Stockholders may be eligible to sell their Shares prior to the expiration of the lock-up agreements that they have entered into with the underwriters for our initial public offering, pursuant to release provisions in such lock-up agreements as described in the section titled “Shares Eligible for Future Sale” in our registration statement on Form S-1, filed with the Securities and Exchange Commission on April 1, 2024 and as amended from time to time thereafter (File No. 333-278434). Subject to such lock-up agreements, the Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares, if they were to sell any, hereunder following the effective date of this registration statement. The price at which any of the Shares may be sold, and the commissions, if any, paid in connection with any such sale, are unknown and may vary from transaction to transaction. The Shares may be sold at the market price of our Class A common stock at the time of a sale, at prices relating to the market price over a period of time, or at prices negotiated with the buyers of shares. The Shares may be sold through underwriters or dealers which the Selling Stockholders may select. If underwriters or dealers are used to sell the Shares, we will name them and describe their compensation in a prospectus supplement. We provide more information about how the Selling Stockholders may sell their Shares in the section titled “Plan of Distribution.” The Selling Stockholders will bear all sales commissions and similar expenses. Any other expenses incurred by us in connection with the registration and offering that are not borne by the Selling Stockholders will be borne by us.

Our Class A common stock has been approved for listing on the New York Stock Exchange (“NYSE”) under the symbol “RBRK.” The initial public offering price of our Class A common stock pursuant to our Registration Statement on Form S-1, as amended, declared effective on April 24, 2024, was $32.00 per share.

The amount of securities to be offered or resold under this reoffer prospectus by each Selling Stockholder or other person with whom he or she is acting in concert for the purpose of selling our securities, may not exceed, during any three month period, the amount specified in Rule 144(e) under the Securities Act.

We are an “emerging growth company” as defined under federal securities laws, and as such, we have elected to comply with certain reduced public company reporting requirements for this prospectus and may elect to do so in future filings.

Investing in our Class A common stock involves a high degree of risk. Before buying any shares of our Class A common stock, you should carefully read the discussion of the risks of investing in our Class  A common stock in the section titled “Risk Factors” included or incorporated by reference into this prospectus on page 3.

The Securities and Exchange Commission (the “SEC”) may take the view that, under certain circumstances, the Selling Stockholders and any broker-dealers or agents that participate with the Selling Stockholders in the distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. Commissions, discounts or concessions received by any such broker-dealer or agent may be deemed to be underwriting commissions under the Securities Act. See the section titled “Plan of Distribution.”

Neither the SEC nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 25, 2024

Neither we nor any of the Selling Stockholders has authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus or in any accompanying prospectus supplement we have prepared. Neither we nor any of the Selling Stockholders takes any responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our Class A common stock. Our business, financial condition, results of operations, and future growth prospects may have changed since that date.

Our design logos, “Rubrik,” and our other registered or common law trademarks, service marks, or trade names appearing in this prospectus are the property of Rubrik, Inc. or its affiliates. Other trademarks, trade names, and service marks used in this prospectus are the property of their respective owners.

Unless the context otherwise requires, all references in this prospectus to “we,” “us,” “our,” “our company,” and “Rubrik” refer to Rubrik, Inc. and its consolidated subsidiaries.

THE COMPANY

Overview

Rubrik is on a mission to secure the world’s data.

Cyberattacks are inevitable. Realizing that cyberattacks ultimately target data, we created Zero Trust Data Security to deliver cyber resilience so that organizations can secure their data across the cloud and recover from cyberattacks.

We built Rubrik Security Cloud, or RSC, with Zero Trust design principles to secure data across enterprise, cloud, and software-as-a-service, or SaaS, applications. RSC delivers a cloud native SaaS platform that detects, analyzes, and remediates data security risks and unauthorized user activities. Our platform is architected to help organizations achieve cyber resilience, which encompasses cyber posture and cyber recovery. We enable organizations to confidently accelerate digital transformation and leverage the cloud to realize business agility.

Traditional cybersecurity approaches have failed to not only prevent but also provide recovery from increasingly rampant and sophisticated cyberattacks. At the same time, legacy backup and recovery solutions have significant shortfalls in addressing cyber recovery and data security as they were primarily built for operational and natural disaster recoveries. They were not designed to enable reliable recovery from cyberattacks, nor were they designed to natively deliver cyber threat analytics and event response.

Architecture matters when it comes to securing data. We built a unique SaaS architecture that combines data and metadata from business applications across enterprise, cloud, and SaaS applications to create self-describing data as a time-series. Self-describing data contains information such as application context, user identity, data sensitivity, and application lineage. This allows us to apply artificial intelligence and machine learning directly to business data to understand emergent data security threats and deliver cyber recovery.

Our Zero Trust Data Security platform assumes that information technology infrastructure will be breached, and nothing can be trusted without authentication. Our data threat engine powered by artificial intelligence and machine learning analyzes the self-describing data time-series to derive security intelligence from data and provide remediation recommendations. Automation is at the core of our architecture ethos. Our automated policy-driven platform delivers data security enforcement, incident response orchestration, and API integrations with the broader security ecosystem.

We believe that the future of cybersecurity is data security—if your data is secure, your business is resilient.

Risk Factors Summary

Investing in our Class A common stock involves numerous risks, including the risks described in the section titled “Risk Factors” and in the final prospectus relating to our Registration Statement on Form S-1 (File No. 333-278434), to be filed with the SEC on or about April 25, 2024, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information, contained or incorporated by reference in this prospectus. You should carefully consider these risks before making an investment. Below are some of these risks, any one of which could materially adversely affect our business, financial condition, results of operations, and prospects.

•	Our recent rapid growth may not be indicative of our future growth. Our rapid growth also makes it difficult to evaluate our future prospects.

•	If the market for data security solutions does not grow, our ability to grow our business and our results of operations may be adversely affected.

•	We have a limited operating history, particularly with respect to our offering of RSC, which makes it difficult to forecast our future results of operations.

•	If we are unable to attract new customers, our future results of operations could be harmed.

•	We have a history of operating losses and may not achieve or sustain profitability in the future.

•

If our customers do not renew their subscriptions for our data security solutions or expand their subscriptions to increase the amount of data secured, secure new applications, or include new features or capabilities, our results of operations could be harmed.

•

If our data security solutions fail or do not perform as intended or are perceived to have defects, errors, or vulnerabilities, our brand and reputation will be harmed, which would adversely affect our business and results of operations.

•

Our information technology systems or data, or those of third parties upon which we rely, have in the past been, and may in the future be, compromised, which may cause us to experience significant adverse consequences, including but not limited to regulatory investigations or actions, litigation, fines and penalties, disruptions of our business operations, reputational harm, loss of revenue or profits, loss of customers or sales, and other adverse consequences. As a data security company, we have been and may in the future be specifically targeted by various threat actors who try to compromise our information technology systems or data.

•	Our use of generative artificial intelligence tools may pose risks to our proprietary software and systems and subject us to legal liability.

•

We expect our revenue mix and certain business factors to impact the amount of revenue recognized period to period, which could make period-to-period revenue comparisons not meaningful and make revenue difficult to predict.

•

We rely upon third-party cloud providers to host our data security solutions, and any disruption of, or interference with, our use of third-party cloud products would adversely affect our business, financial condition, and results of operations.

•	We may not be able to successfully manage our growth, and if we are not able to grow efficiently, our business, financial condition, and results of operations could be harmed.

•	The markets in which we participate are competitive, and if we do not compete effectively, our business, financial condition, and results of operations could be harmed.

•

The estimates of market opportunity, forecasts of market growth, and potential return on investment included in this prospectus may prove to be inaccurate, and even if the market in which we compete achieves the forecasted growth, our business could fail to grow at similar rates, if at all.

•

The dual class structure of our common stock as contained in our amended and restated certificate of incorporation has the effect of concentrating voting control with those stockholders who held our stock prior to our initial public offering, including our executive officers, employees, and directors and their affiliates, and limiting your ability to influence corporate matters, which could adversely affect the trading price of our Class A common stock.

If we are unable to adequately address these and other risks we face, our business may be harmed.

Corporate Information

We were initially incorporated under the laws of the State of Delaware in December 2013 under the name ScaleData, Inc. We changed our name to Rubrik, Inc. in October 2014. Our principal executive offices are located at 3495 Deer Creek Road, Palo Alto, California 94304. Our telephone number is (844) 478-2745. Our website address is www.rubrik.com. Information contained on, or accessible through, our website is not a part of this prospectus, and the inclusion of our website address in this prospectus is only as an inactive textual reference.

RISK FACTORS

An investment in shares of our Class A common stock is highly speculative and involves a high degree of risk. We face a variety of risks that may affect our operations or financial results and many of those risks are driven by factors that we cannot control or predict. Before investing in our common stock, you should carefully consider the risks set forth under the caption “Risk Factors” in our Registration Statement on Form S-1, as amended (File No. 333-278434), initially filed with the SEC on April 1, 2024, which are incorporated by reference herein, and subsequent reports filed with the SEC, together with the financial and other information contained or incorporated by reference in this prospectus. If any of these risks actually occur, our business, prospects, financial condition and results of operations could be materially adversely affected. In that case, the trading price of our Class A common stock would likely decline and you may lose all or a part of your investment. Only those investors who can bear the risk of loss of their entire investment should invest in our Class A common stock. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the documents incorporated by reference herein contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated by reference in this prospectus, including statements regarding our future financial condition or results of operations, business strategy and plans, and objectives of management for future operations are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “toward,” “will,” “would,” or the negative of these words or other similar terms or expressions. These forward-looking statements include, but are not limited to, statements concerning the following:

•	our expectations regarding our revenue, cost of revenue, gross profit or gross margin, operating leverage, operating expenses, and other results of operations, including our key metrics;

•	the growth rate of the market in which we compete;

•	our business plan and our ability to effectively manage our growth and associated investments;

•	anticipated trends, growth rates, and challenges in our business and in the markets in which we operate;

•	our ability to achieve or sustain our profitability;

•	future investments in our business, our anticipated capital expenditures, and our estimates regarding our capital requirements;

•	the costs and success of our marketing efforts and our ability to promote our brand;

•	our beliefs and objectives for future operations;

•	our ability to increase sales of our products;

•	our ability to acquire new customers and successfully retain and expand platform usage with existing customers;

•	our ability to successfully transition our customers to RSC;

•	our ability and expectations to continue to innovate and enhance our platform;

•	our reliance on key personnel and our ability to identify, recruit, and retain skilled personnel;

•	our ability to obtain, maintain, protect, and enforce our intellectual property rights and any costs associated therewith;

•	our ability to operate our business under evolving macroeconomic conditions, such as high inflation, bank failures and related uncertainties, or recessionary or uncertain environments;

•	the impact of the ongoing conflicts in Israel and the surrounding area and between Russia and Ukraine on our business and operations;

•	the effects of the COVID-19 pandemic or other epidemics or pandemic;

•	our ability to compete effectively with existing competitors and new market entrants;

•	our ability to introduce new products on top of our platform;

•	our ability and expectations to expand internationally;

•	our ability to utilize AI successfully in our current and future products; and

•

our ability to comply or remain in compliance with laws and regulations that currently apply or become applicable to our business in the United States and other jurisdictions where we elect to do business.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus or the documents incorporated by reference herein.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus or incorporated by reference herein primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, and results of operations. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties, and other factors described in the section titled “Risk Factors” and elsewhere in this prospectus and the documents incorporated by reference herein. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained or incorporated by reference in this prospectus. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events, or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. While we believe such information provides a reasonable basis for these statements, such information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made or incorporated by reference in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information, actual results, revised expectations, or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares. All proceeds from the sale of the Shares will be for the account of the Selling Stockholders, as described below. See the sections titled “Selling Stockholders” and “Plan of Distribution” described below.

SELLING STOCKHOLDERS

The following table sets forth information regarding beneficial ownership of our Class A common stock as of January 31, 2024, as adjusted to reflect the Shares that may be sold from time to time pursuant to this prospectus, for all Selling Stockholders, consisting of the individuals shown as having shares listed in the column titled “Number of Shares Being Offered.”

The Shares offered by the Selling Stockholders hereunder consist of an aggregate of 2,326,888 shares of Class A common stock issuable upon the conversion of an equal number of shares of Class B common stock acquired or to be acquired by certain of our current or former employees (excluding officers and directors) or advisors upon the prior exercise of stock options issued under our 2014 Plan or settlement of restricted stock units issued under our 2014 Plan. We have determined beneficial ownership in accordance with the rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Unless otherwise indicated below, to our knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares that they beneficially own, subject to community property laws where applicable. In computing the number of shares of our Class A common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of our Class A common stock issuable upon conversion of Class B common stock subject to stock options held by that person that are currently exercisable or exercisable or issuable upon settlement of restricted stock units within 60 days of January 31, 2024. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

We have based percentage ownership of our Class A common stock prior to this offering on (i) 23,000,000 shares of Class A common stock to be issued upon the completion of our initial public offering (“IPO”) (ii) no exercise of the underwriters’ option to purchase additional shares of Class A common stock from us in the IPO and (iii) 152,433,785 shares of Class B common stock outstanding as of January 31, 2024, which includes the adjustments in connection with the IPO set forth in the section titled “Principal Stockholders” in our Registration Statement on Form S-1, as amended (File No. 333-278434).

The table below does not reflect the 1,354,671 shares of Class A common stock reserved for social impact donation on or after the completion of our IPO.

Unless otherwise indicated, the address of each beneficial owner listed below is c/o Rubrik, Inc., 3495 Deer Creek Road, Palo Alto, California 94304.

Selling Stockholder	Shares Beneficially Owned Prior to this Offering		Number of Shares Being Offered	Shares Beneficially Owned Following this Offering(1)
	Shares	%(2)		Shares	%(2)
Named Selling Stockholders(3)	13,142,797	7.4%	2,030,526	11,112,271	6.3%
Other Selling Stockholders(4)	11,861,002	6.7%	296,362	11,562,640	6.6%

*	Represents beneficial ownership of less than 1%.
(1)

Assumes that all of the Shares held by each Selling Stockholder and being offered under this prospectus are sold, and that no Selling Stockholder will acquire additional shares of any class of Class A common stock before the completion of this offering. The Selling Stockholders may sell any, all, or none of the Shares, and we do not know when or in what amount the Selling Stockholders may sell their Shares hereunder.

(2)	For purposes of calculating this percentage, includes the aggregate number of shares of Class A common stock and Class B common stock held by the holders.

(3)

Includes the following 349 named non-affiliate persons, each of whom holds at least 1,000 Shares: Peter Abromitis, Kevin Adamick, Alok Agrawal, Aditi Agrawal, Daniel Aiken, Thomas Alex, Kyle Anderman, Aaron Anderson, Keiko Asakura, Ghazal Asif, Rebecca Atkinson, Oran Avraham, Jaison Bailley, Ryan Baker, Vivek Kumar Bansal, Ryan Basham, Arvind Batra, Vijay Karthik, Patricia Beekman, Eric Benjamin, Deepa Bhat, Jessica Bibaeff, Matthew Bisceglia, Mukul Chandra Singh Bisht, Christophe Blassiau, James Bolen, Fabiano Botelho, Andres Botero, Jessica Bowen, Scott Bowen, Franco Braun, Richard Briggs, John Bullitt, Leah Burkard, Anthony Burkhart, Dan Byun, Tamara Campbell, Lauren Cardinal, Plamena Carhart, Mark Carnes, Richard Cassidy, Matthew Castriotta, Jessica Ceres, John Chambers, Eric Chang, Praveer Chaturvedi, Shaswat Chaubey, Pablo Chavez, Denise Chen, Matthew Cheung, Michael Chiarello, Horea Chirodea, Dominic Christiano, Christopher Clay, Thomas Cross, Christine Csubak, Paul Cummings, William Davis, Zoltan Deak, Sara Denham, Stephanus DeSwardt, Arun Dharmalingam, Abhishek Dharmapurikar, Li Ding, Christopher Doan, Justin Driesse, Fan Du, Mark Duggan, Uday Dungarwal, Sam Dunietz, Kiet Duong, Nikita Dwivedi, Anne-Marie Eileraas, Kamal Elkhaili, Ismail Elmas, Bryan Evans, Michael Fal, April Fallon, Tianmi Fang, Marcus Faust, Bradley Fischer, Luke Flicek, Michael Fokke, Ryan Force, Ellis Foster, Ryan Foster, Melissa Franchi, Jacques Frey, Drew Furney, Laura Gage, Amy Gannaway, Kaixuan Gao, Marty Garvin, Jill Gayton, Adam Gee, Mehdi Ghazizadeh, Anthony Giannini, Barkha Gill, Timothy Giroux, Mark Gordon, John Gorsin, Sander Grau, Jesse Green, Trisha Green, Nicolas Groh, Pierre-Francois Guglielmi, Yongbing Guo, Larry Guo, Rajan Gupta, Ashish Gupta, Anshul Gupta, Akash Gupta, William Gurling, Reza Hajisheykhi, Robert Hamilton, Charles Hammitt, Seungyeop Han, Hilary Harris, Justin Hastings, Ryan Haver, William Hegeman, Kevin Hogan, Michael Horin, JinJya Hsu, Cody Hubbard, Travis Huddleston, Zachary Huey, James Hughes, Richard Hutchinson, James Irvin, Telah Jackson, Vigyan Jain, Ankit Jain, Anish Jhaveri, Siwei Jian, Phillip Johanet, Gregory Johnston, Christopher Jones, Liju Anton Joseph Antony Britto, Shreya Kakkar, Shrihari Kalkar, Veera Venkata Naga Rama Satyam Kandula, Daniel Kane, Suprajha Kanna, Lev Kantorovskiy, Vijay Karthik, Srikanth Kasa, Harmeet Kaur, Joseph Kehoe, Suzette Kent, Andrew Keys, Deepesh Khandelwal, Lindsay Kirkendall, Oded Klimer, Deepti Kochar, Ravi Kondamuru, John Koo, Nikoi Kotey, Chris Krebs, Deepak Kumar Krishna Kumar, Hema Krishnamurthy Mohan, Thomas Krueger, Naveen Kumar S, Ling-Hsin Kung, Yoshifumi Kuroya, Laura Lagcher, Anne-Kathrin Lalendran, Sami Laurila, Sean Leahy, Julia Lee, Jea Hyun Lee, Eunyoung Lee, Jim LeVan, Jamie Li, Suet Wai Yukie Li, Yuanxi Li, Michael Lin, Phyllis Liu, Jansen Loeb, Daniel Lu, Christopher Lumnah, Jiangbin Luo, Nathan Magsaysay, Gaurav Maheshwari, Faisal Mahmud, Igor Makarov, Mudit Malpani, Nikhil Marde, Kristofor Martinez, David Masover, Ryutaro Matsumoto, Soham Mazumdar, Bill McDermott, Kieran McGill, Peter McGoff, Matthew McGrath, Michael McMullen, Stephen Meade, Michael Mestrovich, Duncan Meyers, Mohammed Mia, Peter Milanese, Anuj Mittal, Jessica Moore, Dan Moore, Atin Mukherjee, John Mulgrew, Bhanu Mummaneni, Muraliraja Muniraju, Michael Munozcano, Mark Murphy, Ian Murphy, Vasudevan Murthy, Raid Mutter, Akash N, Dhruv Nag, Nagadeesh Nagaraja, Shivani Naik, Shibin Balakrishnan Nambiar, Erik Nelson, Son Nguyen, Thong Nguyen, Damani Norman, Michael Oglesby, Aayush Ojha, George Ou, Michael Padgett, Djole Palfi, Venkat Nitin Panaganti, Ankita Panwar, Harshadrai Parekh, Nohhyun Park, Rajat Pawar, Clinton Pearson, James Peel, Archana Penukonda, Matthew Phillips, Jason Pope, Cassie Porterfield, Michael Preston, Seth Prior, Abhilash Purushothaman, Venkat Sai Pydi Peddigari, John Quinsey, Dali Rajic, Priyanka Raju Dantuluri, Jagan Ramakrishnan, Ashwin Ramanathan, Santosh Rau, Tim Rauch, Jesse Read, Heather Ribas, Stephanie Rizo, Sophia Rogers, Christopher Roscoe, Justin Ruiz, Bryan Rundell, Gerard Russell, Sindhu Priya S, Ajay Sabhlok, Hannu Salo, Toshad Salwekar, Ishaan Sang, Rupa Santosh, Pragya Sarda, Tapas Satapathy, Kevin Schell, Jedd Schultz, Frank Schwaak, Eric Sennewald, Deepak Sethi, Friedrich Seyr, Simone Sfragano, Rajat Shah, Amit Shaked, Satinder Sharma, Mark Shaw, Matthew Sheehan, Casey Sheridan, Bryan Siegel, Jonathan Sigmon, Graeme Sinclair, Rahul Singh, Gurneet Singh, Kuldeep Singh, Schuyler Smith, Jacob Smith, Robert Smith, Ian Smith, Marcus Smith, Joel Sprouse, Saurabh Srinivasan, Jory Steenaart, Peter Stelnyk, Joshua Stenhouse, Timothy Stern, Steven Stone, Teddy Strawser, Rajath Subramanyam, Sean Sullivan, Mallika Swaminathan, Suman Swaroop, Terry Ta, Zubin Talavia, Hiroaki Tamura, Alka Tandon, Mike Tellinghuisen, Caleb Ternak, Akriti Thakur, Brian Thesing, Vrishali Thorat, Sarah Thornton, Karl Thrasher, Mike Tornincasa, Ashley Tow, Colin Tracy, Ryan Turner, Dhawal Upadhyay, Catherine Utah, Vinitha Varadarajan, Arun Varadarajan, John Vega, Geert Verbist, Samantha Vesely, Satyam Vijay, Hardik Vohra, Robert Wagoner, Patrick Walsh, Martin Walter, Yanzhe Wang, Wei Wang, Kenichi Watanabe, Montgomery Watkins, Ty Weis, Travis Williams, Melinda Wu, Robert Yanku, Dean Yates, Chee Wai Yeong, Jayesh Bhaskar Yerrapragada, Steven Zad, Fabio Zambon, Stephen Zerkle, Julian Zgoda, Yan Zhang, Yifei Zhao, Wenxuan Zhao, Chendong Zou, and Naveen Zutshi.

(4)	Includes 1,669 unnamed non-affiliate persons, each of whom holds less than 1,000 Shares. Each of these persons beneficially owns less than 1% of our Class A common stock.

PLAN OF DISTRIBUTION

We are registering the Shares covered by this prospectus to permit the Selling Stockholders to conduct public secondary trading of these Shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders from the sale of the Shares will be the purchase price of the Shares less any discounts and commissions. We will not pay any brokers’ or underwriters’ discounts and commissions in connection with the registration and sale of the Shares covered by this prospectus. The Selling Stockholders reserve the right to accept and, together with their respective agents, to reject, any proposed purchases of Shares to be made directly or through agents.

The Shares offered by this prospectus may be sold from time to time to purchasers:

•	directly by the Selling Stockholders, or

•	through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, commissions or agent’s commissions from the Selling Stockholders or the purchasers of the Shares.

Any underwriters, broker-dealers or agents who participate in the sale or distribution of the Shares may be deemed to be “underwriters” within the meaning of the Securities Act. As a result, any discounts, commissions or concessions received by any such broker-dealer or agents who are deemed to be underwriters will be deemed to be underwriting discounts and commissions under the Securities Act. Underwriters are subject to the prospectus delivery requirements of the Securities Act and may be subject to certain statutory liabilities under the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We will make copies of this prospectus available to the Selling Stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. To our knowledge, there are currently no plans, arrangements or understandings between the Selling Stockholders and any underwriter, broker-dealer, or agent regarding the sale of the Shares by the Selling Stockholders.

The Shares may be sold in one or more transactions at:

•	fixed prices;

•	prevailing market prices at the time of sale;

•	prices related to such prevailing market prices;

•	varying prices determined at the time of sale; or

•	negotiated prices.

These sales may be effected in one or more transactions:

•	on any national securities exchange or quotation service on which the Shares may be listed or quoted at the time of sale, including NYSE;

•	in the over-the-counter market;

•	in transactions otherwise than on such exchanges or services or in the over-the-counter market;

•	any other method permitted by applicable law; or

•	through any combination of the foregoing.

These transactions may include block transactions or crosses. Crosses are transactions in which the same broker acts as an agent on both sides of the trade.

At the time a particular offering of the Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the name of the Selling Stockholders, the aggregate amount of Shares being offered and the terms of the offering, including, to the extent required, (1) the name or names of any underwriters, broker-dealers or agents, (2) any discounts, commissions and other terms constituting compensation from the Selling Stockholders and (3) any discounts, commissions or concessions allowed or reallowed to be paid to broker-dealers.

The Selling Stockholders will act independently of us in making decisions with respect to the timing, manner, and size of each resale or other transfer. There can be no assurance that the Selling Stockholders will sell any or all of the Shares under this prospectus. Further, we cannot assure you that the Selling Stockholders will not transfer, distribute, devise or gift the Shares by other means not described in this prospectus. In addition, any Shares covered by this prospectus that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. The Shares may be sold in some states only through registered or licensed brokers or dealers. In addition, in some states the Shares may not be sold unless they have been registered or qualified for sale or an exemption from registration or qualification is available and complied with.

The Selling Stockholders and any other person participating in the sale of the Shares will be subject to the Exchange Act. The Exchange Act rules include, without limitation, Regulation M, which may limit the timing of purchases and sales of any of the Shares by the Selling Stockholders and any other person. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the Shares to engage in market-making activities with respect to the particular Shares being distributed. This may affect the marketability of the Shares and the ability of any person or entity to engage in market-making activities with respect to the Shares.

The Selling Stockholders may indemnify any broker or underwriter that participates in transactions involving the sale of the Shares against certain liabilities, including liabilities arising under the Securities Act.

LEGAL MATTERS

The validity of the Shares being offered by this prospectus will be passed upon for us by Cooley LLP, Palo Alto, California.

EXPERTS

The consolidated financial statements of Rubrik, Inc. as of January 31, 2023 and 2024, and for each of the years in the two-year period ended January 31, 2024, have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

INFORMATION INCORPORATED BY REFERENCE

The following documents filed with the SEC are hereby incorporated by reference in this prospectus:

•

Amendment No.  1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 16, 2024 (File No. 333-278434), which contains the Registrant’s audited financial statements for the latest fiscal year for which such statements have been filed;

•

The Registrant’s Prospectus to be filed with the SEC on or about April 25, 2024 pursuant to Rule 424(b) under the Securities Act, relating to the Registration Statement on Form S-1, as amended (File No. 333-278434); and

•

The description of the Registrant’s Class A common stock which is contained in a Registration Statement on Form 8-A filed with the SEC on April 22, 2024 (File No. 001-42028) under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents; provided, however, that documents or information deemed to have been furnished and not filed in accordance with the rules of the SEC shall not be deemed incorporated by reference into this Registration Statement.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We will file annual, quarterly, and other reports, proxy statements, and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, including any amendments to those reports, and other information that we file with or furnish to the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act can also be accessed free of charge by linking directly from our website at www.ir.rubrik.com. These filings will be available as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. Information contained on our website is not part of this prospectus.

We hereby undertake to provide without charge to each person, including any beneficial owner, to whom a copy of this prospectus is delivered, upon written or oral request of any such person, a copy of any and all of the information that has been incorporated by reference in this prospectus but not delivered with the prospectus other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference into the information that this prospectus incorporates. Requests for documents should be directed to Rubrik, Inc., Attention: Secretary, 3495 Deer Creek Road, Palo Alto, California 94304, (844) 478-2745.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

The information called for by Part I of Form S-8 is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the “Note” to Part I of Form S-8.

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 3. Incorporation of Certain Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission (the “SEC”) are incorporated by reference into this Registration Statement:

(a) Amendment No.  1 to the Registrant’s Registration Statement on Form S-1 filed with the SEC on April 16, 2024 (File No. 333-278434), which contains the audited financial statements for the Registrant’s latest fiscal year for which such statements have been filed.

(b) The Registrant’s Prospectus to be filed with the SEC on or about April 25, 2024 pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the Registration Statement on Form S-1, as amended (File No. 333-278434).

(c) The description of the Registrant’s Class A common stock, which is contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on April 22, 2024 (File No. 001-42028) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including any amendment or report filed for the purpose of updating such description.

(d) All other reports and documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act (other than Current Reports on Form 8-K furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits furnished on such form that relate to such items) on or after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable.

Item 6. Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act of 1933, as amended, or the Securities Act. The Registrant’s amended and restated certificate of incorporation that will be in effect immediately prior to the closing of the initial public offering permits indemnification of its directors, officers, employees, and other agents to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws that will be in effect immediately prior to the closing of the initial public offering provide that the Registrant will indemnify its directors and officers and permit the Registrant to indemnify its employees and other agents, in each case to the maximum extent permitted by the Delaware General Corporation Law.

The Registrant has entered into indemnification agreements with its directors and officers, whereby it has agreed to indemnify its directors and officers to the fullest extent permitted by law, including indemnification against expenses and liabilities incurred in legal proceedings to which the director or officer was, or is threatened to be made, a party by reason of the fact that such director or officer is or was a director, officer, employee, or agent of the Registrant, provided that such director or officer acted in good faith and in a manner that the director or officer reasonably believed to be in, or not opposed to, the best interest of the Registrant.

The indemnification provisions in the Registrant’s amended and restated certificate of incorporation, amended and restated bylaws, and the indemnification agreements that it has entered into or will enter into with its directors and executive officers may discourage stockholders from bringing a lawsuit against its directors and executive officers for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against the Registrant’s directors and executive officers, even though an action, if successful, might benefit it and other stockholders. Further, a stockholder’s investment may be adversely affected to the extent that the Registrant pays the costs of settlement and damage awards against directors and executive officers as required by these indemnification provisions. At present, there is no pending litigation or proceeding involving a director or officer of the Registrant’s regarding which indemnification is sought, nor is the Registrant aware of any threatened litigation that may result in claims for indemnification.

The Registrant maintains insurance policies that indemnify its directors and officers against various liabilities arising under the Securities Act and the Exchange Act that might be incurred by any director or officer in his or her capacity as such.

Certain of the Registrant’s non-employee directors may, through their relationships with their employers, be insured and/or indemnified against certain liabilities incurred in their capacity as members of the Registrant’s board of directors.

Item 7. Exemption from Registration Claimed.

The issuance of the Shares that constitute “restricted securities” under Rule 144 promulgated under the Securities Act being offered by the Form S-3 resale prospectus were deemed to be exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act (or Regulation D or Regulation S promulgated thereunder), or Rule 701 promulgated under the Securities Act as transactions by an issuer not involving any public offering or pursuant to benefit plans and contracts relating to compensation as provided under Rule 701. The recipients of the securities in each of these transactions represented their intentions to acquire the securities for investment only and not with a view to or for sale in connection with any distribution thereof, and appropriate legends were placed upon the stock certificates issued in these transactions. All recipients had adequate access, through their relationships with us, to information about the Registrant.

Item 8. Exhibits.

		Incorporated by Reference
Exhibit Number	Description	Schedule Form	File Number	Exhibit	Filing Date	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation of the Registrant, as currently in effect.	S-1/A	333-278434	3.1	April 16, 2024

4.2	Form of Amended and Restated Certificate of Incorporation of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1/A	333-278434	3.2	April 16, 2024

4.3	Amended and Restated Bylaws of the Registrant, as currently in effect.	S-1	333-278434	3.3	April 1, 2024

4.4	Form of Amended and Restated Bylaws of the Registrant, to be in effect upon the closing of the Registrant’s initial public offering.	S-1/A	333-278434	3.4	April 16, 2024

4.5	Form of Class A Common Stock Certificate of the Registrant.	S-1/A	333-278434	4.1	April 16, 2024

5.1	Opinion of Cooley LLP.					X

23.1	Consent of Cooley LLP (included in Exhibit 5.1).					X

23.2	Consent of KPMG LLP, independent registered public accounting firm.					X

24.1	Power of Attorney (included on the signature page of this Form S-8).					X

99.1	Rubrik, Inc. Amended and Restated 2014 Stock Option and Grant Plan.	S-1	333-278434	10.1	April 1, 2024

99.2	Forms of Stock Option Grant Notice, Stock Option Agreement, and Notice of Exercise, Restricted Stock Award Agreement, and Restricted Stock Unit Award Agreement under the Amended and Restated 2014 Stock Option and Grant Plan.	S-1	333-278434	10.2	April 1, 2024

107	Filing Fee Table.					X

Item 9. Undertakings.

A. The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palo Alto, State of California, on April 25, 2024.

RUBRIK, INC.

By:	/s/ Bipul Sinha
Bipul Sinha
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Bipul Sinha, Kiran Choudary, and Peter McGoff, and each one of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in their name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bipul Sinha	Chief Executive Officer and Director (Principal Executive Officer)	April 25, 2024
Bipul Sinha

/s/ Kiran Choudary	Chief Financial Officer (Principal Financial and Accounting Officer)	April 25, 2024
Kiran Choudary

/s/ Arvind Nithrakashyap	Chief Technology Officer and Director	April 25, 2024
Arvind Nithrakashyap

/s/ Asheem Chandna	Director	April 25, 2024
Asheem Chandna

/s/ R. Scott Herren	Director	April 25, 2024
R. Scott Herren

/s/ Mark D. McLaughlin	Director	April 25, 2024
Mark D. McLaughlin

/s/ Ravi Mhatre	Director	April 25, 2024
Ravi Mhatre

/s/ Enrique Salem	Director	April 25, 2024
Enrique Salem

/s/ John W. Thompson	Director	April 25, 2024
John W. Thompson

/s/ Yvonne Wassenaar	Director	April 25, 2024
Yvonne Wassenaar